Exhibit 3.5

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GELESIS, INC.

Gelesis, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

Pursuant to Sections 141 and 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions approving an amendment to the Ninth Amended and Restated Certificate of Incorporation of the Corporation and declared said amendment to be advisable. The stockholders of the Corporation duly approved said amendment by written consent in accordance with Sections 228 and 242 of the DGCL. The resolutions provide that the Ninth Amended and Restated Certificate of Incorporation of the Corporation filed on March 6, 2015 shall be amended as follows:

1. Striking out the first paragraph of Article Fourth and substituting in lieu of said paragraph of Article Fourth the following new paragraph:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is (i) 50,119,712 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), and (ii) 30,817,462 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).”

2. Striking out the first paragraph of Part B of Article Fourth and substituting in lieu of said first paragraph of Part B of Article Fourth the following new paragraph:

“6,035,689 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock” with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth herein. 4,094,609 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock” with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth herein. 6,103,080 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-3 Preferred Stock” with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth herein. 7,612,746 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-4 Preferred Stock” with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth herein. 6,971,338 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-5 Preferred Stock” with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth herein. The Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock, together are hereby designated as “Junior Series A Preferred Stock”. The Series A-5 Preferred Stock is hereby designated as “Senior

Series A Preferred Stock” and, collectively with the Junior Series A Preferred Stock, as “Series A Preferred Stock”. The “Series A-1 Original Issue Price” shall mean $1.26 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock. The “Series A-2 Original Issue Price” shall mean $0.74 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock. The “Series A-3 Original Issue Price” shall mean $0.85 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-3 Preferred Stock. The “Series A-4 Original Issue Price” shall mean $0.85 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-4 Preferred Stock; provided, however that for solely the purposes of Sections 1 and 2 below, the Series A-4 Original Issue Price shall mean $1.07 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-4 Preferred Stock. The “Series A-5 Original Issue Price” shall mean $3.52 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-5 Preferred Stock. The Series A-1 Original Issue Price, Series A-2 Original Issue Price, Series A-3 Original Issue Price, Series A-4 Original Issue Price and Series A-5 Original Issue Price together are hereby designated as the “Original Issue Price”.”

3. Striking out Section 4.4.1(i)(xiii) of Part B of Article Fourth and substituting in lieu of said section the following new section:

“up to an aggregate of 6,971,338 shares of Series A-5 Preferred Stock pursuant to the terms of that certain Series A-5 Preferred Stock Purchase Agreement dated on or about the date hereof, as amended from time to time, by and among the Corporation and the parties listed on the signature pages thereto and any securities issued in respect of such shares; or”

IN WITNESS WHEREOF, this Certificate of Amendment has been signed by the President of the Corporation this 22nd day of April, 2015.

GELESIS, INC.

By:	/s/ Yishai Zohar
Name:	Yishai Zohar
Title:	President